UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2004 (September 10, 2004)

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9690 Deereco Road
Suite 100
Timonium, Maryland 21093
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.01.    Entry Into a Material Definitive Agreement

Employment Agreements. On September 10, 2004, we entered into employment agreements, or the employment agreements, with C. Taylor Pickett, Daniel J. Booth, R. Lee Crabill and Robert O. Stephenson. Copies of each of the employment agreements have been attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and the following summary is qualified entirely by reference thereto. The significant features of the employment agreements are as follows:

•	Term. The term of each employment agreement is effective as of September 1, 2004 and will expire on December 31, 2007.

•	Annual Base Salary. The annual base salary set forth in each of the employment agreements is effective retroactively to January 1, 2004 and is as follows for each executive:

Name            Annual Base Salary
Pickett      -            $480,000
Booth     -            $295,000
Stephenson   -         $235,000
Crabill    -                  $230,000
•	Annual Bonus. The employment agreements provide that each executive shall be entitled to receive up to a specified percentage of his annual base salary, determined in the discretion of the compensation committee of our board of directors. The maximum annual bonus percentages for each executive are currently as follows:
Name            Percentage
Pickett        -    100%
Booth        -       50%
Stephenson             -      50%
Crabill        -       50%

The executive will be eligible for a prorated bonus if the executive’s employment is terminated during the year due to death. Otherwise, the executive will be eligible for a bonus only if the executive is employed by us on the date the bonus is paid, except that if the term of employment is not extended beyond December 31, 2007, the executive will be eligible for a bonus for 2007 if he is employed by us on December 31, 2007. (The executive will be eligible for a special bonus for 2004 in amounts approved by the compensation committee, which is not part of the annual bonus and is not provided for in the employment agreement.) Earned bonuses will be paid promptly following the availability to us of the required data to calculate the bonus, which in the compensation committee’s discretion may include audited financial statements.

•	Severance. In the event the executive’s employment is terminated by us without cause (as defined in the employment agreements) or he terminates his employment for good reason (as defined in the employment agreements), the employment agreements provide for cash compensation (the sum of annual base salary plus average annual bonus payable for the three completed fiscal years prior to termination of employment) to be paid for the number of years set forth beside the executive’s name in the chart below:

Name            Years
Pickett               3
Booth             2
Stephenson               1.5
Crabill          1.5

Payment of severance is contingent on the executive providing a comprehensive release to us. In the event of a change in control (as defined in the employment agreement), the severance payments will be increased to an amount to compensate the executive for the payment of the applicable federal excise tax, if any, payable on any portion of executive’s severance and on any other payments to the executive that are contingent on a change in control. Severance will not be paid if the term of the employment agreement expires, if the executive terminates employment upon or following expiration of the term of the employment agreement, or if the executive’s employment is terminated by us for cause.

•	Noncompete/Nonsolicitation. During the period of employment and for one year thereafter, the employment agreements provide that the executives are obligated not to provide managerial services or management consulting services to any business that competes with us. In addition, the executive is prohibited during the term of the employment agreement and for one year thereafter not to solicit clients or customers with whom he had material contact or to solicit management level or key executives of our company. If the executive remains employed by us through December 31, 2007 the term expires at December 31, 2007, and as a result, there is no severance payable, then the noncompete and nonsolicitation provisions shall also expire at December 31, 2007.

Restricted Stock Awards. On September 10, 2004, we also entered into restricted stock awards, or the restricted stock awards, with Messrs. Pickett, Booth, Crabill and Stephenson. The form of restricted stock award has been attached to this Current Report on Form 8-K as Exhibit 10.5 and the following summary is qualified entirely by reference thereto. The restricted stock awards are granted under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

•	Number of Shares. The number of shares of restricted common stock issued to each of the executives under the restricted stock awards are as follows:

Name                    Shares
Picket     -    125,000
Booth       -    75,000
Stephenson      -   60,000
Crabill       -   57,500

•	Vesting. Each restricted stock award vests thirty-three and one-third percent (33 1/3%) on each of January 1, 2005, January 1, 2006, and January 1, 2007. In addition, all restricted stock vests upon the executive’s death, disability, termination of employment by us without cause (as defined in the employment agreement), or if the executive voluntary quits for good reason (as defined in the employment agreement) or upon the occurrence of a change in control (as defined in the restricted stock award).

•	Dividends. Dividends are paid currently on unvested and vested shares. If unvested shares are forfeited, dividends that are declared after the date of the forfeiture are not paid on these shares.

•	Dividend Equivalent Right. The restricted stock awards provide that dividend equivalents will be paid to each executive as soon as feasible after execution of the awards in an amount per restricted share equal to the dividend per share of common stock payable to shareholders of record as of July 30, 2004.

Performance Restricted Stock Unit Agreement. On September 10, 2004, we also entered into performance restricted stock unit agreements, or the restricted stock unit agreements, with Messrs. Pickett, Booth, Crabill and Stephenson. The form of restricted stock unit agreement has been attached to this Current Report on Form 8-K as Exhibit 10.6 and the following summary is qualified entirely by reference thereto. The restricted stock unit agreements are granted under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.

•	Number of Units. The number of restricted stock units issued to each of the executives under the restricted stock unit agreements are as follows:

    Name            Units
    Pickett     -          125,000
    Booth    -     75,000
    Stephenson    -                        60,000
    Crabill    -                      57,500

•	Vesting. The restricted stock unit agreements will fully vest when our company attains $.030 per share of our common stock in adjusted funds from operations (as defined in the restricted stock unit agreement) for two (2) consecutive quarters. In addition, all restricted stock units vest upon the employee’s death, disability, termination of employment by us without cause (as defined in the employment agreements), or if the executive voluntary quits for good reason (as defined in the employment agreement) or upon the occurrence of a change in control (as defined in the restricted stock unit agreement). Restricted stock units that have not vested as of December 31, 2007 will be forfeited.

•	Dividend Equivalents. The restricted stock unit agreements provide that dividend equivalents will accrue on unvested restricted stock units beginning as of July 30, 2004. Unpaid dividend equivalents accrue interest at a quarterly rate of interest equal to our average borrowing rate for the preceding quarter. Accrued dividend equivalents plus interest are paid to the executive as soon as possible, but only if, the restricted stock units vest. Dividend equivalents on vested units are paid currently.

•	Distribution of Shares. Shares attributed to vested restricted stock units are not distributable until the earliest of:

•	January 1, 2008 (the day following the end of the employment agreement term);

•	occurrence of a change in control;
•	termination of employment by us without cause or if the executive quits for good reason; or

•	the executive’s death or disability (as defined in the restricted stock unit agreement).

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit

Number    Description

10.1	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and C. Taylor Pickett.

10.2	Employment Agreement, dated September 10 2004, between Omega Healthcare Investors, Inc. and Daniel J. Booth.

10.3	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and R. Lee Crabill

10.4	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and Robert O. Stephenson.

10.5	Form of Restricted Stock Award

10.6	Form of Performance Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: September 16, 2004             By: /S/C. TAYLOR PICKETT
 C. Taylor Pickett
 President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number    Description

10.1	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and C. Taylor Pickett.

10.2	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and Daniel J. Booth.

10.3	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and R. Lee Crabill

10.4	Employment Agreement, dated September 10, 2004, between Omega Healthcare Investors, Inc. and Robert O. Stephenson.

10.5	Form of Restricted Stock Award

10.6	Form of Performance Restricted Stock Unit Agreement